As filed with the Securities and Exchange Commission on October __, 2021

File No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

WIPROSPER VENTURES, LLC

(Exact name of issuer as specified in its charter

Ohio

(State of other jurisdiction of incorporation or organization)

1311 Vine Street

Cincinnati, Ohio 45202

Phone: (513) 813-6050

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Erik Weingold, Esq.

Christine Lachnicht, Esq.

Weingold Law PLLC

50 Main Street, Suite 1000

White Plains, NY 10606

Phone: (646) 389-4776

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

87-1304737
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated October __, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

WIPROSPER VENTURES, LLC

An Ohio Limited Liability Company

$75,000,000 MAXIMUM OFFERING

75,000,000 SERIES A-1 PREFERRED NON-VOTING MEMBERSHIP INTEREST UNITS OFFERED

Offering Price: $1.00 Per Unit    Minimum Subscription: $100.00

WIPROSPER VENTURES, LLC (the “WiProsper” or “Company”) is an Ohio limited liability company. The Company is offering (the “Offering”) by means of this offering circular (the “Preliminary Offering Circular”) of up to 75,000,000 Series A-1 Preferred Non-Voting Membership Interest Units (the “Units” or the “Membership Interest”) at an offering price of $1.00 per Unit on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. See “INVESTOR SUITABILITY” below. The minimum investment amount per investor is One Hundred Dollars ($100).

The Units offered by the Company may also be purchased by the Members pursuant to the investment plan described herein at an offering price of $1.00 per Unit.  The Member may purchase additional Units on a fractional basis. See “TERMS OF THE OFFERING – Investment Plan Election” below and “TERMS OF THE OFFERING – Election to Reinvest.” Although the Company does not intend to list the Units for trading on a stock exchange or other trading market, the Company has adopted a redemption plan designed to provide Members with limited liquidity for their investment in the Company’s Units. See “TERMS OF THE OFFERING – Withdrawal/Redemptions” below.

WIPROSPER VENTURES, LLC

1311 Vine Street

Cincinnati, Ohio 45202

(513) 813-6050

www.WiProsper.com

The Company will be managed by its Board of Managers and officers (hereinafter referred to as the “Management”). As further described in the Preliminary Offering Circular, WiProsper has been organized to utilize the start-up and innovation economy to grow assets and wealth within the Black community by providing Black investors with an opportunity to invest in their communities by providing advice and financing to minority owned businesses.

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of the Company. The maximum amount of the Offering shall not exceed Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II”). The Company intends to offer the Units described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f).  Further, the acceptance of Investor subscriptions, may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received.  See “TERMS OF THE OFFERING” below. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Prior to this Offering, there has been no public market for the Units, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Units on any securities market. Investing in the Units involves risk, some of which are set forth below. See the section titled “RISK FACTORS” to read about the factors an investor should consider prior to purchasing any Units.

Prospective investors (“Investors”) who execute a subscription agreement (“Subscription Agreement”) to invest in the Company will become a member of the Company (“Member”) once the Company deposits the investor’s investment into the Company’s main operating bank account and subject to terms and conditions in the Preliminary Offering Circular and Subscription Agreement.

Generally, no sale may be made in this Offering if the aggregate purchase price paid is more than Ten Percent (10%) of the greater of the investor’s annual income or net worth based upon the representation as set forth in the Subscription Agreement. Different rules apply to accredited investors and non-natural persons. Before making any representation that the investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

In addition, an investment in the Company is subject to restrictions on withdrawal See “SUMMARY OF THE OPERATING AGREEMENT – Withdrawal/Redemption” below. Members will be required to hold their Units for a minimum of Thirty-Six (36) months before they may request to withdraw from the Company and have their Units redeemed. In addition, there are certain restrictions on transfer, including, requirement to obtain the Company’s consent. See “SUMMARY OF THE OPERATING AGREEMENT – Restrictions on Transfer.”

Subject to the terms and conditions provided herein, Members will have the option to either receive distributions of net profits from the Company or reinvest their distributable share of Company earnings back into the Company. As stated above, the Offering price is One Dollar ($1.00) per Unit. The Member may purchase fractional interests of Units provided that the Member has already purchased a minimum of One Hundred (100) Units and has elected to reinvest distributions received from the Company at the time of subscription. For example, if the Company allocated One Hundred Dollars ($100) to a Member for distribution, and the Member had elected to reinvest its Units at the time of subscription, such Member may reinvest to purchase One Hundred (100) Units. See “PREFERRED RETURN, CASH DISTRIBUTIONS; ELECTION TO REINVEST” below. Reinvestments of distributions will be allowed to the extent that the Offering remains ongoing. Members will be allowed to withdraw and redeem their Units as set forth below. See “TERMS OF THE OFFERING – Withdrawal/Redemptions” below.

The Company’s Board and officers will receive compensation and income from the Company and are subject to certain conflicts of interest. See “RISK FACTORS,” “MANAGEMENT COMPENSATION” and “CONFLICTS OF INTEREST” below. Investing in the Units is speculative and involves substantial risks. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “RISK FACTORS” below.  There are material income tax risks associated with investing in the Company that prospective investors should consider. See “INCOME TAX CONSIDERATIONS” below.

As of the date of this Preliminary Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of the Company will use commercially reasonable best efforts in an attempt to sell the Units. Such officers will not receive any commission or any other remuneration for these sales. In offering the Units on behalf of the Company, the principals and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE UNITS. THE PURCHASE OF UNITS BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER THE UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

v

CERTAIN TERMS OF THE OFFERING

	Price to Public[2]	Underwriting Discounts and Commissions[3]	Proceeds to the Company[4]	Proceeds to other Persons[5]
Amount to be Raised Per Unit	$1.00	$0.00	$1.00	$0.00
Minimum Investment Amount	$100.00	$0.00	$100.00	$0.00
Maximum Offering Amount[6]	$75,000,000.00	$0.00	$75,000,000.00	$0.00

2 The Offering price to investors was arbitrarily determined by the Company.

3 The Company will not use an underwriter for the sale of any Membership Interests.

4Net proceeds to the Company do not reflect the deduction of organization and offering expenses. The Company intends to use a portion of the Offering proceeds to pay Offering costs and expenses. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement.

5 The Company’s directors, officers and employees may offer and sell directly to the Investors by the Company. No commissions for selling Membership Interests will be paid to the Company or the Company’s directors, officers or employees.

6 The Maximum Offering Amount for the Company is Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange, if at all.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Act; and (ii) all other non-accredited Investors so long as their investment in the Units does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or Ten Percent (10% ) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Units are offered hereby and sold to Investors that fall within both categories of “qualified purchasers” (i.e., Accredited Investors and non-accredited Investors whose investment in the Units does not represent more than Ten Percent (10%) of the applicable amount). Accordingly, the Company reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential Investor is a “Qualified Purchaser” (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

FORWARD LOOKING STATEMENTS

This Preliminary Offering Circular and the exhibits included as Part III include “forward-looking statements” within the meaning of the Securities Act of 1933. All statements other than statements of historical fact are forward-looking statements.

Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s ability to raise sufficient working capital to carry out the business plans, the long-term efficacy of the business plans, the ability to protect its intellectual property, general economic conditions, and possible decrease in demand for the Company’s services, and increased competition.

Although we believe that in making such forward-looking statements, expectations are based upon reasonable assumptions; such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this Preliminary Offering Circular, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this Preliminary Offering Circular.

You should read these statements carefully because they discuss the Company’s expectations about its future performance, contain projections of its future operating results or its future financial condition, or state other “forward-looking” information. Before you invest in the Units, you should be aware that the occurrence of any of the contingent factors described under “RISK FACTORS” could substantially harm the business, results of operations and financial condition. Upon the occurrence of any of these events, you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this Preliminary Offering Circular after the date of this Preliminary Offering Circular.

REGULATION A+

We are offering our Units pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Preliminary Offering Circular is a part.

ABOUT THIS PRELIMINARY OFFERING CIRCULAR

The terms the “Company,” “WiProsper” “us,” “our” and “we,” as used in this Preliminary Offering Circular, refer to WiProsper Ventures, LLC, an Ohio limited liability company.

You should rely only on the information contained in this Preliminary Offering Circular. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Preliminary Offering Circular is accurate as of the date on the front cover of this Preliminary Offering Circular only. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Preliminary Offering Circular, together with the exhibits attached including, but not limited to, the Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”), a copy of which is attached hereto as Exhibit 2.2, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Preliminary Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying documents.

Company Mission Statement:The Company believes that Black Americans wealth has been historically stifled; But TOGETHER – WE Believe Ownership Is OUR Answer.

The Company:WiProsper Ventures, LLC is an Ohio limited liability company that was formed on June 21, 2021. WiProsper’s offices are located at 1311 Vine Street, Cincinnati, Ohio 45202.

The Business:WiProsper has been organized to utilize the start-up and innovation economy to grow assets and wealth within underserved minority investor and business communities by providing investors with an opportunity to invest in their communities and by providing advice and financing to minority owned businesses.

The Company believes that its particular business focus will provide investors seeking to invest in Black and minority owned businesses an attractive investment opportunity in WiProsper’s business of providing advice, investments in and financing to minority owned businesses.

Management:In accordance with the provisions of the Company’s Operating Agreement, WiProsper is managed by its Board of Managers. See “MANAGEMENT” below. As of the date hereof, the Board of Managers is comprised of two Managers, William Carter, Manager and Chief Executive Officer and Richard Williams, Chief Financial Officer.

The Offering:The Company is hereby offering Units in the maximum aggregate amount of Seventy-Five Million Dollars ($75,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Company reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Price Per Unit:$1.00.

Minimum Investment Amount:The Minimum Investment Amount per investor is One Hundred Dollars ($100). The Company’s Operating Agreement allows the Company to issue Units on an ongoing basis and in fractional amounts.

Voting Rights:Investors in the Units will have no voting rights and consequently will have substantially limited control and involvement in the business, affairs or governance of the Company.

Management Compensation:The Company’s officers and directors are entitled to receive compensation for managing the Company. See “MANAGEMENT COMPENSATION” below.

Company Capitalization:The Company’s Operating Agreement does not restrict the number of Units that the Company may issue. The Company shall limit the Offering to Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period, subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount and/or the Maximum Offering Amount.

Investor Suitability

Standards:Units are offered to “Qualified Purchasers.” “Qualified Purchasers” include: (i) “accredited investors,” as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A.

Generally, no sale may be made to any non-Accredited Investors in this Offering if the aggregate purchase price purchased by the Investor is more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Units.

Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including, but not limited to, such purchaser’s qualifications as an “Accredited Investor,” or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. See “INVESTOR SUITABILITY” below.

Commissions For

Selling Units:Units will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Units will be paid to the Company, or its directors, officers or employees. While most Units are expected to be offered and sold directly by the Company and its directors, officers and employees, the Company may also, in limited instances, offer and sell Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Units. As of the date of this Preliminary Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Preliminary Offering Circular and other necessary documents and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will be for services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers may vary in specific instances. The Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital).

Investment Period:During the Investment Period, the Company intends to reinvest any net proceeds, if any remaining after the payment of the Preferred Return to investors, to expand the Company’s business and investments. The “Investment Period” shall commence as of the date of this Preliminary Offering Circular and continue until December 31, 2023.

Investor Returns:The Company intends to provide investors with a “Preferred Return” at a rate of 8% per annum, compounded annually on the outstanding capital amount of such investor’s Units plus any accumulated and unpaid Preferred Returns from prior periods, to be paid out of available funds, if any, following the expiration of the Investment Period, payable quarterly.

In addition, following the expiration of the Investment Period, Once the Preferred Return (defined below) is achieved, the Company intends to continue to payout to investors their Allocable Share of Net Profits, if any, on a pro rata basis to be paid out annually.

The Company currently plans to reinvest any net profits in order to increase the value of the Company’s assets and consequently, does not anticipate making any distributions of net profits to investors until the expiration of the Investment Period.

Allocable Share of Net

Profits:The net profits of the Company remaining after the payment of the Management Fee and the Preferred Return (the “Net Profits”), if any, shall be allocated on a pro rata basis based on the Ownership Percentage with respect to the Units and the Voting Common Membership Units. If the Offering is fully subscribed the Units will have an aggregate Ownership Percentage of 50%.

“Ownership Percentage” with respect to each holder of the Units and the Voting Common Membership Units shall be calculated for each holder based on the total outstanding capital amount of the Units and the Voting Common Membership Units held by such holder and dividing that number by the total aggregate outstanding capital amount all outstanding membership interest units of the Company; provided, that, the holders of the Voting Common Membership Units will be entitled to receive allocations related to unsubscribed Units on a ratable basis.

Investor Subscription

Plan:So long as the Offering is ongoing, investors will have the option of making monthly, quarterly or other periodic purchases of a specified amount of Units or fractional Units. Such periodic purchases will be subject to satisfaction of the investor suitability requirements described above in “Investor Suitability Standards.” The Company reserves the right to limit the maximum amount of such periodic purchases and require compliance with additional requirements set forth on its webpage, from time to time, including customary account management fees such as transaction fees, bounced check/NSF fees, paper statement fees, etc..

Reinvestment:So long as the Offering is ongoing, Members will have the option of having their share of net profit distributions credited to their capital accounts and reinvested in the Company to purchase additional Units, at One Dollar ($1.00) per Unit. Fractional interests of Units may be purchased by the Member for reinvestment purposes. Any Units purchased through reinvestment will be counted towards the Maximum Offering Amount.

Notwithstanding the foregoing, the Company reserves the right to commence making cash distributions at any time to any Member(s), including, (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) once the Maximum Offering Amount has been raised; or (iii) otherwise to remain in compliance with Tier II of Regulation A. See “TERMS OF THE OFFERING;” “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

Return of Capital:The Company reserves the right to return part or all of the Member’s capital investment to the Member at any time during the investment and to expel any Member for cause.  See “SUMMARY OF THE OPERATING AGREEMENT – Redemption Policy and Other Events of Disassociation” below.

Redemption:Provided that the Unit holder’s contribution has been invested for at least thirty-six (36) months, any holder of Units may elect to have all, or a portion of their Units redeemed at a redemption price equal to the sum of (a) the original amount of the Units held by such investor, net of any prior reductions in capital, plus, (b) any accrued and unpaid Preferred Returns, plus (c) any declared and unpaid Allocation of Net Profits (the “Redemption Price”).

The Company reserves the right to waive any or all of the initial thirty-six (36) month waiting period. Redemptions are subject to the Company’s sole discretion to reject redemption requests in whole or in part if deemed in the best interest of the Company and its stake holders. In addition, the Company shall not be required to liquidate any of its assets in connection with any investor redemption request. See “RETURNS TO INVESTORS—Redemptions” below.

Loss Reserve:A loss reserve may be maintained by the Company as determined  in its sole and absolute discretion. The loss reserve is intended to protect Members from potential unrecoverable losses on loans. See “RISK FACTORS” below.

Risk Factors:There are a number of risks associated with the purchase of Units. The risk factors set forth in this Preliminary Offering Circular, including those in the “RISK FACTORS” section below, identify important factors that an Investor should consider before investing in the Company. A summary of some of the risk factors is included below:

1.The Company depends on its management team to select its investments and conducts its operations.

2.The Company has a limited operating history. Therefore, no assurance can be given that the Company will achieve its investment objectives.

3.National, international and local economic and business conditions that could affect the Company’s business.

In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Units involves a high degree of risk and Investors should purchase Units only if they can afford a complete loss of their investment.

RISK FACTORS

An investment in the Company’s securities involves substantial risk. Prospective investors should consider carefully the factors referred to below as well as others associated with their investment. In addition, this Preliminary Offering Circular contains forward-looking statements regarding future events and the future financial performance of the Company that involve significant risks and uncertainties. Investors are cautioned that such statements are predictions and beliefs of the Company, and the Company's actual results may differ materially from those discussed herein. The discussion below includes some of the material risk factors that could cause future results to differ from those described or implied in the forward-looking statements and other information appearing elsewhere in this Preliminary Offering Circular. If any of the following risks, or any additional risks and uncertainties not listed below and not presently known to us, actually occur, our business could be harmed or fail. In such case, you may lose all or part of your investment.

Additionally, the risks and uncertainties described in this Preliminary Offering Circular are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Furthermore, the on-going global pandemic related to COVID-19 may amplify many of the risks discussed below to which we are subject and, given the unpredictable, unprecedented and fluid nature of the pandemic, it may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not consider to present significant risk. Therefore, we are unable to estimate the extent to which the pandemic and its related impacts will adversely affect our business, financial condition and results of operations.

The following risk factors, in addition to those discussed elsewhere in this Preliminary Offering Circular, should be carefully considered when evaluating the Company as an investment opportunity.

Risk Factors Regarding Our Company and Business

The Company has limited operating history.

The Company is a newly formed entity and is still in an early phase and is just beginning to implement its business plan, investment criteria and services. The Company’s founders, including William Carter, Manager and Chief Executive Officer and Richard Williams, Manager and Chief Financial Officer, have developed and evaluated such business plan smaller scale “beta” test of its business plan, investment criteria and services conducted in a separate Company owned and operated by the Company’s founders and sponsors. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company’s use of the net proceeds of the offering.

Although the Company will always seek to operate its business in furtherance of its Mission Statement, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

If we are unable to source investments effectively, we may be unable to achieve our investment objective.

Our ability to achieve our investment objective depends on our directors’ and officers’ ability to identify, evaluate, structure and invest in suitable opportunities (either existing business or opportunities with third-parties or business developed and created by the Company independently or pursuant to joint ventures) that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our marketing capabilities, our management of the investment process, our ability to provide efficient services and our access to financing sources on acceptable terms and our ability to manage the Company’s investments and assets. In addition to monitoring the performance of our existing investments, our officers and directors may also be called upon to provide managerial assistance to our portfolio companies. These demands on their time may distract them or slow the rate of investment. To grow, we need to continue to hire, train, supervise and manage new employees and to implement computer and other systems capable of effectively accommodating our growth. However, we cannot provide assurance that any such employees will contribute to the success of our business or that we will implement such systems effectively. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant demand for its services, there is no assurance that there will be broad market acceptance of the Company’s offerings. There also may not be broad market acceptance of the Company’s offerings if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, Managers or employees of the Company. In addition, the Units have no voting rights. Consequently, you will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the Board of Managers or by Managers of the Company. Accordingly, no person should purchase Units unless he or she is willing to entrust all aspects of management to the Company.

The Company’s founders, directors and executive officers own or control a majority of the Company.

Additionally, the holdings of the Company’s directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional interest in the Company. The interests of such persons may differ from the interests of the Company’s other members, including purchasers of securities in the offering. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all actions requiring stockholder approval, including the following actions:

•The election of the Company’s directors;

•The amendment of the Company’s Operating Agreement;

•To effect or prevent a merger, sale of assets or other transaction; and

•To control the outcome of any other matter submitted to the Company’s members for vote.

Such persons’ ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Unit price or prevent the Company’s Unit owners realizing a premium.

We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Our business depends heavily on our officers and directors.

Our future ability to execute our business plan depends upon the continued service of our executive officers and directors William Carter (Chief Executive Officer), Retina Carter (Chief Operating Officer), Richard Williams (Chief Financial Officer), Alexandra Hyppolite (Chief Marketing Officer) and Monte Davis (Chairman of the Board of Managers). If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of our management team or attract and retain qualified management team members in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the members of our management team. Each member of our management team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional management team members to adequately manage our growing business. We may not be able to retain or identify and attract additional qualified management team members. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of our management team or if we are unable to attract and retain additional qualified senior management teams, our business and growth could suffer.

We may not be able to pay distributions to our members, our distributions may not grow over time.

We intend to pay the Preferred Return to the investors and their pro rata share 50% of the Company’s net profits, if any, when the Investment Period expires out of net profits legally available for distribution. We cannot assure investors that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Offering Circular. All distributions will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of adequate reserves and working capital, compliance with applicable law and such other factors as our Board may deem relevant from time to time. We cannot assure investors that we will pay distributions to our members in the future.

Our Board may change our investment objective, operating policies and strategies without prior notice or member approval, the effects of which may be adverse.

Our Board has the authority to modify or waive our investment objective, current operating policies, investment criteria and strategies without prior notice and without member approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and value of our stock. However, the effects might be adverse, which could negatively impact our ability to make distributions and cause members to lose all or part of their investment.

Internal control deficiencies could impact the accuracy of our financial results or prevent the detection of fraud. As a result, members could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Any failure by us to identify future deficiencies in our internal control over financial reporting in a timely manner or remediate any such deficiencies, could prevent us from accurately and timely reporting our financial results. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the value of the Units.

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The Company’s investments may be seasonal or be impacted by the overall economy, or the Company and/or its investments could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better investment terms or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to applicable local, state and federal laws and regulations, including, without limitation, federal immigration laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our members, potentially with retroactive effect. Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth herein and may result in our investment focus shifting from the areas of expertise of our officers and directors to other types of investments in which our management team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Risks Related to The Economy

Events outside of our control, including public health crises, could negatively affect our portfolio companies and our results of our operations.

Periods of market volatility have occurred and could continue to occur in response to pandemics or other events outside of our control. These types of events have adversely affected and could continue to adversely affect operating results for us and for our portfolio companies. For example, the COVID-19 pandemic has delivered a shock to the global economy. This outbreak has led and for an unknown period of time will continue to lead to disruptions in local, regional, national and global markets and economies affected thereby, including a recession and a steep increase in unemployment in the United States.

With respect to the U.S. credit markets, this outbreak has resulted in, and until fully resolved is likely to continue to result in, the following among other things: (i) government imposition of various forms of shelter-in-place orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees, and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle market businesses.

While several countries, as well as certain states, counties and cities in the United States, have relaxed initial public health restrictions with the view to partially or fully reopening their economies, many cities have since experienced a surge in the reported number of cases, hospitalizations and deaths related to the COVID-19 pandemic. These surges have led to the re-introduction of such restrictions and business shutdowns in certain states in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Health advisors warn that recurring COVID-19 outbreaks will continue if reopening is pursued too soon or in the wrong manner, which may lead to the re-introduction or continuation of certain public health restrictions (such as instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues). From time to time since late December 2020, travelers from the United States have faced travel restrictions regarding visits to Canada, Australia or the majority of countries in Europe, Asia, Africa and South America. These ever changing travel restrictions together with the uncertainty surrounding when or if the restrictions may change may prolong the global economic downturn. It remains unclear how quickly the vaccines will be distributed and administered nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines or spread of COVID variants could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and we anticipate our business and operations could be materially adversely affected by a prolonged recession in the United States and other major markets.

This outbreak is having, and any future outbreaks could have, an adverse impact on the markets and the economy in general, which could have a material adverse impact on, among other things, the ability of lenders to originate loans, the volume and type of loans originated, and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by us and returns to us, among other things. As of the date hereof, it is impossible to determine how long any such outbreak or future outbreaks, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on us and our portfolio companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect the profitability of our Company and its investments.

Loan delinquencies, loan non-accruals, problem assets, and bankruptcies may increase if:

•the economy is unable to substantially reopen without restrictions;

•customers resist public health measures required at the federal, state and/or local governments or by the business owners;

•high levels of unemployment exist for an extended period of time;

•businesses are unable to obtain the employees necessary to conduct their business or are required to pay higher wages to attract such employees thus increasing costs.

In addition, collateral for our loans may decline in value, which could cause loan losses to increase and the net worth and liquidity of loan guarantors could decline, impairing their ability to honor commitments to us. An increase in loan delinquencies and non-accruals or a decrease in loan collateral and guarantor net worth could result in increased costs and reduced income which would have a material adverse effect on our business, financial condition or results of operations. Throughout the pandemic measures have been taken by central banks and governments have responded with liquidity injections to ease the strain on financial systems and stimulus measures to buffer the shock to businesses and consumers. These measures have helped stabilize certain portions of the financial markets over the short term, but volatility will likely remain elevated until the health crisis itself is under control (via fewer new cases, lower infection rates and/or verified treatments). There are still many unknowns and new information is incoming daily, compounding the difficulty of modeling outcomes for epidemiologists and economists alike.

We cannot be certain as to the duration or magnitude of the economic impact of the COVID-19 pandemic in the markets in which we and our portfolio companies operate, including with respect to travel restrictions, business closures, mitigation efforts (whether voluntary, suggested, or mandated by law) and corresponding declines in economic activity that may negatively impact the U.S. economy and the markets for the various types of goods and services provided by U.S. middle market companies. Depending on the duration, magnitude and severity of these conditions and their related economic and market impacts, certain portfolio companies may suffer declines in earnings and could experience financial distress, which could cause them to default on their financial obligations to us and their other lenders.

Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments.

Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not show the complete impact of the COVID-19 pandemic and the resulting measures taken in response thereto. These potential impacts, while uncertain, could adversely affect both our and our portfolio companies’ operating results.

The extent of the impact of any public health emergency, including the COVID-19 pandemic, on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain its financial and economic impact, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our portfolio companies.

Moreover, the COVID-19 pandemic has adversely impacted and is likely to further adversely impact our operations and the operations of our portfolio companies and business partners. A number of factors impacting us or our investors, customers or business partners could materially adversely affect our business, results of operations, and financial condition, including but not limited to:

•increases in loan delinquencies, losses and charge-offs;

•increases in borrowers seeking and being granted deferments of principal and interest payments, which could negatively impact cash flow from net interest and servicing payments normally available to the Company, during the deferment period;

•demand for our, and our portfolio companies,’ business products and solutions may decline, making it difficult to grow or maintain our assets and income; and

•cyber risk has increased as criminals have sought to take advantage of the changes of business practices necessitated by COVID-19.

These factors may also cause the valuation of our investments to differ materially from the values that we may ultimately realize. Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information. As a result, our valuations may not show the completed or continuing impact of the COVID-19 pandemic and the resulting measures taken in response thereto. Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments and our portfolio companies.

As of the date of this Offering Circular, the potential on-going impact of COVID-19 to negatively affect our and our portfolio companies’ operating results or the duration of any potential business or supply-chain disruption, is uncertain. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our and our portfolio companies’ operating results.

Economic recessions or downturns, including as a result of the COVID-19 pandemic, could impair our portfolio companies and harm our operating results.

Many of our current and future portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay any debt investments or provide equity returns during these periods. The recent global outbreak of COVID-19 has disrupted economic markets, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the on-going global pandemic could lead to a world-wide economic downturn. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. In addition, continued uncertainty surrounding the impact of trade deals between Britain and the European Union following the United Kingdom’s exit from the European Union and uncertainty between the United States and other countries, including China, with respect to trade policies, treaties, and tariffs, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

In an economic downturn, we may have non-performing assets or non-performing assets may increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of collateral securing the Company’s or other third-party investments or financing to any to our portfolio companies. A severe recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

The occurrence of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our investments, and our ongoing operations, costs and profitability. Any such unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. In addition, any future financial market uncertainty could lead to financial market disruptions and could further impact our ability to obtain financing.

These events could limit our investment originations, limit our ability to grow and negatively impact our operating results and financial condition.

If we cannot obtain additional capital because of either regulatory or market price constraints, we could be forced to curtail or cease our new lending and investment activities, our net asset value could decrease and our level of distributions and liquidity could be affected adversely.

Our ability to secure additional financing and satisfy our financial obligations will depend upon our future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control. The prolonged continuation or worsening of current economic and capital market conditions could have a material adverse effect on our ability to secure financing on favorable terms, if at all.

If we are unable to obtain additional debt capital, then our equity investors will not benefit from the potential for increased returns on equity resulting from leverage to the extent that our investment strategy is successful and we may be limited in our ability to make new investment or funding commitments to our portfolio companies.

Risks Related to Our Investments Generally

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Company and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Company may, in its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being different than the Offering Price.

Investment in the Units is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Units is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers, employees and independent contractors, and the loan and asset portfolio that is developed by the Company, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Units. (See “INVESTOR SUITABILITY” above.)

The Company’s ability to commence operations is dependent on its ability to raise funds.

In order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company’s ability to commence operations is largely dependent on its ability to raise funds through this Offering and thereby securing Loan and property investments. Prospective Investors should be aware that there is no assurance that the Company will obtain capital investments necessary to commence operations and become profitable. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its investments.

Reinvestments of cash distributions back into the Company may be suspended.

Each Member of the Company has the option of reinvesting cash distributions in the Company and receiving additional Units (based on a price of One Dollar ($1.00) per Unit) in return. However, the Company may commence distributions (as opposed to making reinvestments), including in order to stay in compliance with the ERISA laws; and Regulation A, Tier II requirements which will result in an overall lower rate of return on their investments.

Indemnification of the Company’s management for losses resulting from the acts of management, excepting fraud, may present a risk to Investors.

Pursuant to the Company’s Operating Agreement, the Company’s officer and directors shall not be liable to the Company or its Members for (i) any act performed or omission made by it in the absence of the Operating Agreement or from gross negligence; or (ii) losses due to the negligence of brokers or other agents of the Company. However, these parties shall not be indemnified if the loss arises from the party’s own fraud, willful misconduct, willful and material violation of a material provision of the Company’s Operating Agreement or gross negligence. Accordingly, the Members rights will be substantially limited when compared with the rights that would have been afforded under the state laws, including, any causes of action pertaining to such actions had the Company not provided such legally permissible indemnifications. In addition, even if such Members prevail for suit, the Company will indemnify the officers and directors for any losses, damages, or expenses incurred, barring fraud. In such instance, the Members may be subject to lower rate of return and/or reduction on their capital accounts to pay for the losses, expenses, or damages.

There is No Guarantee of Reaching Maximum Offering Amount.

There is no assurance that the Company will obtain capital investments equal to the amount required to close the Offering. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its loan portfolio.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires financial institutions to establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled-investment vehicles to enact anti-money laundering policies. There could be promulgated legislation or regulations that would require WiProsper or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require WiProsper to implement restrictions on the transfer of the Units. WiProsper reserves the right to request such information as necessary, to verify the identity of prospective Investors and the source of the payment of subscription monies, or as necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, the Interests may be refused.

There may be Investment Company Act Risks which may result in the Company acquiring legal fees.

The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future as a result of the determination that the Company is an “investment company” within the meaning of the 1940 Act that does not qualify for an exemption as set forth below. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Company becomes subject to the registration requirements of the 1940 Act, the Company may incur substantial legal fees. This may adversely affect Members in the sense that if the Company does not have funds to pay said legal fees, it may be unable to distribute income to the Members.

Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

The Members in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates. See “CONFLICTS OF INTEREST” below.

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Units being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Units is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of investor proceeds as provided within this Offering Circular under the caption “USE OF PROCEEDS.”

There is currently no public trading market for the Company’s securities.

There is currently no public trading market for any of the Units, and an active market may not develop or be sustained.  If an active public trading market for such securities does not develop or is not sustained, it may be difficult or impossible for the Members to resell their interests at any price.  Even if a public market does develop, the market price could decline below the amount the Member paid for the interests.

Terms of the Units may not be favorable to prospective Investors.

The Company has set the terms of the Units in a manner which is favorable to the Company and has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Company may employ leverage, resulting in the Units being subordinate to any debt incurred by the Company.

Any indebtedness incurred by the Company (e.g., through a credit line, borrowing from a financer, etc.) may expose the Members to substantially greater risk. Any debt incurred by the Company will be senior to the Members and will have priority of payment. If there are no sufficient cash flows generated from the operations of the Company and the Company has to pay Members, it may affect the Company’s ability to make distributions to Members. In addition, leverage may involve restrictive covenants, interest obligations and other risks that are customary to organizations that employ leverage in financing their investments.

The Company will invest in assets that have not been identified, therefore, potential Investors will be unable to evaluate the Company’s loan portfolio prior to making their investment.

None of the specific assets in which the Company will invest in are identified at this time. Therefore, any potential investor is unable to evaluate such investments to determine whether to invest in the Company. However, the general business goals of the Company are to invest in Black owned businesses in furtherance of its Mission Statement as further described herein. The Company may later have specific, identifiable portfolio data which Members may review upon their prior written request to the Company (which may be requested electronically via the Company’s on-line portal).

The Company has the right to change and mix its Mission Statement, investment profile, there is no guarantee that the investment profile will not change substantially over time.

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical investment profile and the mix assets and investments, and accordingly, Members have no guarantee, and should not assume that the investment mix and profile of the Company will not change substantially over time.

DILUTION

Dilution means a reduction in value, control or earnings of the membership interests the investor owns. Another important way of looking at dilution is the dilution that happens due to our future actions. The investor’s stake in a company could be diluted due to our issuing additional membership interests. In other words, when we issue more membership units, the percentage of the Company that you own will go down, even though our value may go up. You will own a smaller piece of a larger company.

If we decide to issue more membership units, an investor could experience value dilution, with each membership unit being worth less than before, and will experience control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Unit over and above the Preferred Return (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into our company).

If you are making an investment expecting to own a certain percentage of the Company or expecting each Unit to hold a certain amount of value, it is important to realize how the value of those Units can decrease by our actions. Dilution can make drastic changes to the value of each Unit, ownership percentage, voting control, and earnings per Unit.

PLAN OF DISTRIBUTION

The Company will not utilize an underwriter for the sale of the Units. The Offering is being conducted on a “best-efforts” basis, which means the directors and officers of the Company will use commercially reasonable best efforts in an attempt to sell the Units. Such directors and officers will not receive any commission or any other remuneration for these sales. In offering the Units on behalf of the Company, the principals and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Units will be offered and sold directly by the Company and its directors, officers and employees. No commissions for selling Units will be paid to the Company or its directors, officers or employees. While most Units are expected to be offered and sold directly by the Company, the Board, and the Company’s officers and employees, the Company may also, in limited instances, offer and sell Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Units. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will be for services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers is expected to vary in specific instances. The Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital) with respect to the sale of the Units offered hereby.

We plan to use substantially all of the net proceeds from this offering to make investments in Black and minority owned businesses in furtherance of the Company’s Mission Statement. Such investments may be in the form of debt or equity. We may also use a portion of the net proceeds to pay fees the Company or its affiliates, for working capital and for other general corporate purposes, as described in more detail below. Our actual use of offering proceeds will depend upon market conditions, among other considerations.

TERMS OF THE OFFERING

This Offering is made to Qualified purchasers to purchase Units in the Company. The Minimum Investment Amount per Investor is One Hundred Dollars ($100). See “INVESTOR SUITABILITY.” While the Offering is still open, Members that have subscribed for at least the Minimum Investment Amount may purchase additional Units in increments of One Hundred Dollars ($100), provided that such additional purchase of Units complies with Regulation A, Tier II requirements. The Company generally shall not offer fractional Units for sale, except for Members who seek to reinvest their distributions. The Company currently does not intend to adjust the price of the Units. However, in the event the Company does adjust the purchase price of the Units, it shall update and amend the Offering Circular and other necessary documents to indicate such adjustments.

The Offering will continue until the Company has raised the Maximum Offering Amount or is terminated by the Company, in its sole and absolute discretion. At such time, the Offering will be deemed closed. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount or the Maximum Offering Amount.

Notwithstanding the foregoing in “TERMS OF THE OFFERING,” the Company reserves the right, in its sole and absolute discretion to, at any time, and for any reason or no reason, accept subscriptions in a lesser amount or to require a higher amount or to reject any subscription(s) in whole or in part.

Subscription Agreements; Admission to the Company; Investor Rights prior to Admission

To subscribe with the Company and purchase any Units, an Investor must meet certain eligibility and suitability standards, some of which are set forth below. See “INVESTOR SUITABILITY” below. Additionally, an Investor who wishes to become a Member of the Company must sign and execute a subscription agreement (“Subscription Agreement”) in the form attached hereto as Exhibit 4.1 (together with a check, or a payment via Automated Clearing House (“ACH”), wire transfer, or a payment card (i.e., credit or debit card), in the amount of the purchase price payable to the Company), which shall be accepted or rejected by the Company in its sole and absolute discretion. By executing the Subscription Agreement, an Investor makes certain representations and warranties upon which the Company will rely on in accepting the Investor’s subscription funds. Investors are encouraged to read the Subscription Agreement carefully and in its entirety. INVESTORS SHOULD CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY AND INVESTOR QUESTIONNAIRE).

In order to assess each prospective Investor’s suitability as a Member, each Investor’s Subscription Agreement will be accepted or rejected by the Company within Ninety (90) days or sooner of its receipt. In addition, Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable, except with the express written consent of the Company and/or as expressly set forth herein or in the Subscription Agreement. If accepted by the Company, an Investor shall become a Member only when the Company deposits the Investor’s contribution into the Company’s Operating Account.

The Company may reject an Investor’s Subscription Agreement for any reason or no reason at all. If accepted by the Company, an Investor shall become a Member on the 1st of the month following the month in which the Company deposits the Investor’s contribution into the Company’s main operating bank account (“Operating Account”). Until then, an Investor’s subscription agreement is non-revocable, and subscription funds shall be held by the Company and may, at in its sole discretion, be deposited in a call account (the “Subscription Account”).

After delivery of capital to the Subscription Account but prior to admission as a Member of the Company, the Investor has the right to seek (and receive) his, her, or its funds subject to the procedure provided herein. Specifically, should the process from depositing an Investor’s funds into the Operating Account and admission as a Member take longer than Ninety (90) days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet admitted the Investor as a Member, then it will return the Investor’s funds to the investor and revoke the Subscription Agreement within Ten (10) business days of receipt of such request from the Investor.

Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Company or as expressly set forth herein or in the Subscription Agreement.

Investment Period

During the Investment Period, the Company intends to reinvest any net proceeds, if any remaining after the payment of the Preferred Return to investors, to expand the Company’s business and investments. The “Investment Period” shall commence as of the date of this Offering Circular and continue until December 31, 2023.

Distributions

Preferred Return

The Company intends to provide investors with a “Preferred Return” at a rate of 8% per annum, compounded annually on the outstanding capital amount of such investor’s Units plus any accumulated and unpaid Preferred Returns from prior periods, to be paid out of available funds, if any, following the expiration of the Investment Period, payable quarterly.

In addition, following the expiration of the Investment Period, once the Preferred Return (defined below) is achieved, the Company intends to continue to payout to investors their Allocable Share of Net Profits, if any, on a pro rata basis to be paid out annually.

The Company currently plans to reinvest any net profits in order to increase the value of the Company’s assets and consequently, does not anticipate making any distributions of net profits to investors until the expiration of the Investment Period.

Allocable Share of Net Profits

The net profits of the Company remaining after the payment of the Management Fee (the “Net Profits”), if any, shall be allocated on a pro rata basis based on the Ownership Percentage with respect to the Units and the Voting Common Membership Units. If the Offering is fully subscribed the Units will have an aggregate Ownership Percentage of 50%.

“Ownership Percentage” with respect to each holder of the Units and the Voting Common Membership Units shall be calculated for each holder based on the total outstanding capital amount of the Units and the Voting Common Membership Units held by such holder and dividing that number by the total aggregate outstanding capital amount all outstanding membership interest units of the Company; provided, that, the holders of the Voting Common Membership Units will be entitled to receive allocations related to unsubscribed Units on a ratable basis.

Cash Distributions

All Cash Distributions will be made on a quarterly basis, in arrears, and distributions to Members shall be prorated as applicable for the amount of time that a Member was a member of the Company during such accounting period.

DISTRIBUTION OF CASH IS NOT GUARANTEED. SUCH DISTRIBUTION SHALL ONLY BE DISTRIBUTED TO THE EXTENT CASH IS AVAILABLE AND PROVIDED THAT THE QUARTERLY DISTRIBUTIONS WILL NOT IMPACT THE CONTINUING OPERATIONS OF THE COMPANY, SUBJECT TO THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY.

Election to Reinvest

Each Member has the option of receiving cash distributions for his, her or its share of the earnings of the Company that is payable to the Member, or having such amount(s) credited to his, her or its capital accounts and reinvested in the Company at the price of One Dollar ($1.00) per Unit. Fractional interests of Units may be purchased by the Member for reinvestment purposes. For example, if the Company allocated One Hundred Dollars ($100) to a Member for distribution, and the Member had elected to reinvest such distributions, the Member may reinvest and purchase One Hundred (100) Units. Upon reinvestment, the capital account of the Member will be increased to reflect the additional purchase of Units. Notwithstanding the foregoing, the Company reserves the right to commence making cash distributions at any time to any Member(s), including (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) if the Maximum Offering Amount has been raised, or (iii) otherwise required under Tier II of the Regulation A. See “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

Members must select at the time of subscription to receive cash or reinvest all of their quarterly income distributions. If no election is made, then the quarterly income distribution will be automatically reinvested into the Company to purchase additional Units. No partial reinvestment is permitted.

Reinvestments will be allowed to the extent that :

•the Offering is qualified with the SEC;

•provided that such reinvestments do not exceed the offering amount that may be sold in any given Twelve (12) month period in accordance with Regulation A, Tier II requirements; and

•so long as such investor is and will remain a “Qualified Purchaser” at the time of and following such reinvestment.

Members may change their election at any time upon thirty (30) days written notice to the Company. Upon receipt and after the thirty (30) day notice has occurred, the Member’s selection shall be changed and reflected on the following first day of the month in which the Member is entitled to receive a distribution. Notwithstanding the preceding sentences, the Company may at any time immediately commence with income distributions in cash only (hence, suspending the reinvestment option for such Member(s)) to any Member(s), including, (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) the Maximum Offering Amount has been raised; or (iii) otherwise required under Tier II of the Regulation A. See “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Units involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

Any written notice required to be made by a Member may be made electronically via the Company’s on-line portal.

Withdrawals/Redemptions

Provided that the Unit holder’s contribution has been invested for at least thirty-six (36) months, any holder of Units may elect to have all, or a portion of their Units redeemed at a redemption price equal to the sum of (a) the original amount of the Units held by such investor, net of any prior reductions in capital, plus, (b) any accrued and unpaid Preferred Returns, plus (c) any declared and unpaid Allocation of Net Profits (the “Redemption Price”).

The Company reserves the right to waive any or all of the initial thirty-six (36) month waiting period. Redemptions are subject to the Company’s sole discretion to reject redemption requests in whole or in part if deemed in the best interest of the Company and its stake holders. In addition, the Company shall not be required to liquidate any of its assets in connection with any investor redemption request. See “RETURNS TO INVESTORS—Redemptions” below.

Maximum Offering

The Maximum Offering Amount of this Offering Circular is Seventy-Five Million Dollars ($75,000,000), subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase (if legally permitted) or decrease the Maximum Offering Amount or the Minimum Investment Amount.

The maximum gross proceeds will be the Maximum Offering Amount which will comprise, subject to adjustments as described elsewhere in this Offering Circular, the total equity capitalization of the Company. This Offering may, however, be terminated at the sole option of the Company at any time and for any reason (or no reason) before the Maximum Offering Amount is received.

Transfer Agent and Registrar

As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

INVESTOR SUITABILITY AND LIMITATIONS

The Units are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). “Qualified Purchasers” include:

(a) “accredited investors” under Rule 501(a) of Regulation D (as explained below); and

(b) all other Investors so long as their investment in the Units does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Units are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Units does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor,” for purposes of satisfying one of the tests in the “qualified purchaser” definition, an Investor must meet ONE of the following conditions:

(i) Any natural person who had an individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and who has a reasonable expectation of reaching the same income level in the current year;

(ii) Any natural person whose individual net worth or joint net worth, with that person’s spouse or spousal equivalent, at the time of their purchase exceeds One Million Dollars ($1,000,000) (excluding the value of such person’s primary residence);

(iii) A natural person holding one or more professional certifications or designations administered by the Financial Regulatory Authority, Inc., and in good standing: the Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), and Licensed Private Securities Offering Representative (Series 82);

(iv) A natural person holding, and in good standing, of one or more professional certifications or designations or other credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status;

(v) A natural persons who is considered a “knowledgeable employee” of a private fund as defined by Rule 3c-5(a)(4) under the Investment Company Act of 1940, including trustees and advisory board members, or person serving in a similar capacity of a fund relying on an exemption under Investment Company Act of 1940 Section 3(c)(1) or 3(c)(7), or an affiliated person of WiProsper that oversees WiProsper’s investments, and employees of the private fund (other than employees performing solely clerical, secretarial, or administrative functions);

(vi) Any family office, as defined in rule 202(a)(11)(G)-1under the Investment Advisers Act of 1940: with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risk of the prospective investment;

(vii) Any family client, as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii);

(viii) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 (the “Exchange Act”); any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(13) of the Exchange Act; any investment company registered under the Investment Fund Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Fund (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of Five Million Dollars ($5,000,000); any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of Five Million Dollars ($5,000,000) or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors;

(ix) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

(x) Any organization described in Section 501(c)(3)(d) of the Internal Revenue Code of 1986, as amended (the “Code”), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of Five Million Dollars ($5,000,000);

(xi) Any director or executive officer, or Fund of the issuer of the securities being sold, or any director, executive officer, or Fund of a Fund of that issuer;

(xii) Any trust, with total assets in excess of Five Million Dollars ($5,000,000), not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(B)(b)(2)(ii) of the Code;

(xiii) Any entity not listed above which was not formed for the specific purpose of acquiring the securities offered, owning investments in excess of Five Million Dollars ($5,000,000); or

(xiv) Any entity in which all the equity owners are accredited investors as defined above.

For Investors who are not Accredited Investors, there are limitations on the aggregate purchase price of Units that may be paid by the Investor which is not more than Ten percent (10%) of the greater of such Investor’s:

(i) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchaser determined as provided in Rule 501); or

(ii) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D, as explained above. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

Company Mission Statement

The Company believes that Black Americans wealth has been historically stifled; But TOGETHER – WE Believe Ownership Is OUR Answer.

WiProsper was formed as a community-benefit crowd investing platform utilizing proven methodologies, processes, and resources to provide comparatively higher value through the ventures launched on the platform and ultimately to the crowd investors seeking ownership stakes in emerging companies and using the invested funds to finance and develop Black owned business. The Company believes that its particular business focus will provide investors seeking to invest in Black and minority owned businesses an attractive investment opportunity in WiProsper’s business of providing advice, investments in and financing to minority owned businesses.

Principal Services

Crowd Funding Investment platform.

We will pool capital of subscribers across the country to invest in projects that develop our communities. WiProsper targets primarily African American, 35+ of age, with income/assets of $75,000+ and will welcome all investors who satisfy the Investor Suitability Requirements.

Business Development

We will either create businesses organically , provide funding and/or execute joint ventures that generate profitable growth while improving life in our communities. This will include renovation and resale of single-family homes in underserved communities, creation of a logistics company that hires veterans and returning citizens, a joint-venture with Life’s Purpose to provide residential treatment for children with a history or diagnosis of mental illness or pathological behavior. Each of these businesses infuse capital into underserved communities and create value for our members and for the community.

Principal Market

The Company’s target market are Black owned small businesses who provide goods and services consistent with the Company’s Mission Statement.

Method of Distribution

Primary method of distribution of services will be ecommerce/online driven. Marketing services and products digitally across the WiProsper website for sign up.

WiPROSPER.com will be the principal conduit for services provided.

Snapshot of Representative Investments

The Company’s founders and sponsors completed three projects prior to this Offering:

•ConnXus.com, a cloud procurement platform that enables Global 2000 companies to achieve supply chain objectives related to supply chain transparency, diversity, sustainability and economic impact. An investment of $4,700 was made in the ConnXus venture which has produced a return of $5,100 total over 9 years.

•A transportation company investment was made with CNV Transport Industries and it grossed over $300,000 over the course of the project from an initial investment of $25,000. This investment was ultimately unsuccessful because of equipment reliability and staffing issues.

•Heart and Soul Run 5K was a break even effort we did under the collaborative new ventures name and it did break even.

Prospective Investments

The Company currently has the following prospective investments under consideration.

Real Estate

WiPROPSER is planning to partner with one of our angel investors start up to find residential properties that are in need of repair in predominately Black neighborhoods and invest those homes revitalization, repair and sale. In addition to residential properties, we expect to also invest in multifamily , hotels, farms, and commercial property to meet our goal of building a diverse revenue stream in this economic sector. Investments will be made utilizing a mix of investment capital from the capital raised in our offering, loans and other financial products. We expect the project lifecycle to require 3 to 6 months for each effort we engage in and we expect this work to be ongoing for the life of our company. We intend to invest in these efforts until they reach minimum viable scale in each market. The housing sector has a supply shortage and a worker shortage so we expect demand to be strong.

Transportation

WiPROSPER is planning to reactivate a previously shuttered business to begin providing transportation services in the commercial trucking sector. Our initial effort will be in the automotive sector, providing enclosed transportation to high-end commercial and private customers across the nation utilizing nearly new and custom built equipment. We intend to invest in these efforts utilizing capital raised in our offering until they reach minimum viable scale in each market. The commercial transportation sector has remained underserved and struggling with supply lanes. Commercial auto transportation is high margin, with distributed supply presenting many opportunities for market entry.

Foster Care Facilities

WiPROSPER is planning to partner with an operator of residential treatment centers currently operating in Texas to build and start up new residential treatment centers for the care of foster children in the Texas foster care system. This system is supply constrained with hundreds of children now being housed in temporary facilities. We expect to invest in these facilities utilizing investment capital raised in our offering and for each facility to reach minimum viable scale independently of other efforts.

Although the above described prospective investments are currently under consideration by the Company, there is no guarantee that the Company will invest any portion of the offering proceeds in such prospective investments, or, if it does so invest, that such investment will be on the terms and subject to the conditions described above.

MANAGEMENT’S ANALYSIS AND DISCUSSION OF THE FINANCIAL CONDITION AND
PLAN OF OPERATIONS

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “RISK FACTORS” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company was company formed on June 21, 2021 and during this time has conducted limited business. Consequently, it has a limited operating history. In order to execute the plan of operations, the Company will require varying amounts of capital based on the businesses it intends to develop, fund or acquire. The Company intends to continuously offer Units to Investors on an ongoing basis to operate its business plan.

Operating History of the Company

The Company has limited operating history and has not yet earned any revenues, which may make it difficult for potential Investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources.

Results of Operations

As of the date of this Offering Circular, the Company has commenced limited operations. Having not commenced active operations, the Company not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

As of the date of this Offering Circular, the Company is in the development stage and its cash balance as of June 30, 2021 is One Hundred Dollars ($100.00). The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Units to Investors on an as needed basis to operate its business plan.

The Company will receive income from the Loans it makes in the form of interest and fees, and in some situations profit sharing in certain equity transactions. A loss reserve may be maintained by the Company, as determined in its sole and absolute discretion.

Off-balance Sheet Arrangements

None.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Name of Beneficial Owner	Beneficially Owned	Units Owned	All Membership units
William Carter	7,105	Voting Common	70%
Richard Williams	3,045	Voting Common	30%
All directors and executive officers	10,150		100%

KEY PERSONNEL

Name	Position	Age	Term of Office	Approximate Hours Per Week
William Carter	Manager and Chief Executive Officer	47	June 21, 2021 - present	40+
Retina Carter	Chief Operating Officer	39	June 21, 2021 - present	12
Monte Davis	Chairman of Board	49	June 21, 2021 - present	26
Alexandra Hyppolite	Chief Marketing Officer	36	June 21, 2021 - present	10
Richard Williams	Manager and Chief Financial Officer	49	June 21, 2021 - present	20

Family Relationships

William Carter, Chief Executive Officer and Retina Carter, Chief Operating Officers are married to each other.

Management Experience

William Carter, Manager and Chief Executive Officer

William Carter co-founded a startup transportation company in 2012 as a proof of concept for WiProsper venture development ability until the project was concluded in 2017. Will then led the launch of WiProsper from late 2017 until now. William led as many as 4 employees at any given time at the peak of this projects operations and Will grew the CNVTI operation to over $300,000 in annualized revenue.

Retina Carter, Chief Operating Officer

Retina Carter works in the consumer products industry at a Fortune 50 company. Her experience of 19 years includes expertise as a licensed Project Management Professional, Purchases & Procurement buyer for a portfolio of +$500 Million, and leadership over a dozen contract manufacturing facilities, and, the team that supports those sites, as a Director of Operations. Retina has served as an Executive on Loan to the National Underground Railroad Freedom Center & Cincinnati Museum Center. In this position, she revamped the Organizational Goals & Strategies and facilitated the rollout among leadership. Retina serves on the Creative Aging Cincinnati non-profit board and has led strategy sessions for the organization. Retina is the current chair of the Herbert Brown Leadership Society at the United Way of Greater Cincinnati and served as a Champion of Change with co-creating and launching the first ever Black Empowerment Works Grant. Retina leads the Grants Committee as member of her sorority. Retina has worked with WiProsper since the inception as one of the key financial investors.

Richard Williams, Chief Financial Officer

Richard “Ric” Williams is a finance manager at Senco Brands. He has 18 years of experience in the corporate arena working for companies ranging from consumer products, retail stores, restaurants and real estate. His key strengths are in creating value and generating profitable growth. He is expert at forecasting and budgeting as well. Ric is also the finance manager for the Dreams and Dignity Foundation, which is a non-profit that invests in education as a means of lifting children out of poverty.

Alexandra Hyppolite, Chief Marketing Officer

Alexandra Hyppolite has served in several sales & marketing roles in her 16-year career. From advertising sales with the Miami Herald then television advertising sales with Comcast Spotlight aiding her clients in marketing their companies and/or products through television commercial advertising. In addition, Alexandra has held the roles such as Marketing Director for a Clinical Research center and also managed marketing efforts for restaurant brands and multi-million-dollar consumer product brands.

Monte Davis, Chairman of the Board of Managers

Monte Davis is a Senior Sourcing Manager at Newell Brands. He has 22 years of experience launching multiple new products ranging from consumer electronics, consumer products, automotive components and transmission systems, and automotive manufacturing sub-assembly lines. Monte’ has held positions in Procurement, Research and Design, Quality, Advanced Manufacturing and Program Management and is an expert in developing the departments that are the foundation of successful businesses.

Involvement in Certain Legal Proceedings

None.

MANAGEMENT COMPENSATION

Name	Capacities in which compensation was received	Cash compensation ($) Per Year	Other compensation ($) Per Year	Total compensation ($) Per Year
William Carter	Manager and Chief Executive Officer	$2,500.00	See below.	$2,500.00
Retina Carter	Chief Operating Officer	$2,500.00	See below.	$2,500.00
Monte Davis	Chairman of Board	$2,500.00	See below.	$2,500.00
Alex Hyppolite	Chief Marketing Officer	$2,500.00	See below.	$2,500.00
Richard Williams	Manager and Chief Financial Officer	$2,500.00	See below.	$2,500.00

In addition the compensation set forth above, the Managers of the Company will be entitled to receive the following compensation:

•A 3% management fee from all subscriber investments to be split equally such that each Manager receives 20% of the 3% management fee.

•Variable compensation based on time and effort required to manage business ventures in which the Company invests.

•Their share of net profits, if any remaining after payment of the Preferred Return to Investors. See “TERMS OF THE OFFERING.”

PRINCIPAL UNIT OWNERS

The following table sets forth the beneficial ownership of Units as of the date of this Offering Circular for each person or group that holds more than Ten Percent (10%) of the Units, for each of the Company’s Managers and executive officers and for the directors and executive officers of as a group. To our knowledge, each person that beneficially owns Units has sole voting and disposition power with regard to such membership units. Unless otherwise indicated below, each person or entity has an address in care of the principal executive offices of the Company at 1311 Vine Street, Cincinnati, Ohio 45202.

Name of Beneficial Owner	Beneficially Owned	Units Owned	All Membership units
William Carter	7,105	Voting Common	70%
Richard Williams	3,045	Voting Common	30%
All directors and executive officers	10,150		100%

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

As of the date of this Offering Circular, other than the persons listed above, no other member beneficially owns membership interests in the Company that entitle such holder to more than 10% of the voting power held by the members of the Company.

FIDUCIARY RESPONSIBILITY OF MANAGEMENT

Under applicable Ohio law, the Company’s Board of Managers and executive officers are generally accountable to the Company as a fiduciary, which means that the Company’s Managers, officers and executives are required to exercise good faith and integrity with respect to Company affairs and sound business judgment. This is a rapidly developing and changing area of the law, and Members should consult with their own legal counsel in this regard. The fiduciary duty of the Board and the officers are in addition to the other duties and obligations of, and limitations on, the Board and the officers, as the case may be, set forth in the Operating Agreement of the Company. Investors should consult with their own independent counsel in this regard.

The Operating Agreement provides that the Board and the executive officers will not have any liability to the Company for losses resulting from errors in judgment or other acts or omissions unless the Board or the officers, as the case may be, is guilty of fraud, bad faith or willful misconduct. The Operating Agreement also provides that the Company will indemnify the Board and the officers against liability and related expenses (including, without limitation, legal fees and costs) incurred in dealing with the Company, Members, or third parties as long as no fraud, bad faith, or willful misconduct on the part of the Board or the officer, as the case may be, is involved. Therefore, Members may have a more limited right of action than they would have absent these provisions in the Operating Agreement. A successful indemnification of the Board and/or the officers or any litigation that may arise in connection with the indemnification of the Board and the officers could deplete the assets of the Company. Members who believe that a breach of fiduciary duty by the Board or any officer has occurred should consult with their own legal counsel in the event of fraud, willful misconduct or bad faith.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

CONFLICTS OF INTEREST

The Members must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the Members. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed. ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT MEMBERS WILL HAVE SUBSTANTIALLY LIMITED CONTROL, VOTING RIGHTS OR INVOLVEMENT IN THE BUSINESS, AFFAIRS OR GOVERNANCE OF THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT SELF-DEALING AND AFFILIATE-AFFILIATE TRANSACTIONS WILL ROUTINELY OCCUR AS A RESULT OF THE MATTERS CONTEMPLATED HEREIN. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING AND OFFERING CIRCULAR. See “Fiduciary Responsibility” above.

LEGAL PROCEEDINGS

The Company has not been involved in any material litigation or arbitration within the past Five (5) years. Neither the Board, its principals, directors or officers of the Company are now, or within the past Five (5) years have been, involved in any material litigation or arbitration. Notwithstanding the foregoing, Mr. Carter and Mr. Davis are currently negotiating the payment of third party debt obligations which they incurred in connection with a previous business venture with the expectation of reimbursement that ultimately was not possible because of lack of funds from that business venture.

INCOME TAX CONSIDERATIONS

The following discussion generally summarizes the material federal income tax consequences of an investment in the Company based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Company. No assurance can be given that the Internal Revenue Service (the “IRS”) or any applicable State taxing authority will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Company or the Investors may be subject to state and local taxes in jurisdictions in which the Company may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE COMPANY AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE COMPANY. EACH PROSPECTIVE INVESTOR/MEMBER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the State and local tax consequences of an investment in the Company is beyond the scope of this discussion. Prospective Members are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file. The discussion of tax consequences herein is general in nature, and then only concerns federal tax consequences, to the limited extent discussed in this Offering Circular.

Federal Partnership Treatment

The Company is likely to be treated as a partnership under the Internal Revenue Code of 1986 (the “Code”). Assuming that the Company has been properly formed under California law, is operated in accordance with applicable California corporate and business law and the terms of the Operating Agreement, it is the Company’s opinion (subject to the discussion regarding “Taxable Mortgage Pools” below) that, if the matter were litigated, it is more likely than not that the Company would prevail as to its classification and would be taxed as a partnership for federal income tax purposes. If the Internal Revenue Service (the “IRS”) determined that the Company was an association taxable as a corporation for federal income tax purposes, there would be significant adverse tax consequences to the Company and possibly to its investors, including (without limitation) the Company would have to pay tax on its net income and then the investor would have to pay tax on any distributions as dividends as opposed to interest income.

IRS Audits

Informational returns filed by the Company are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to partnerships. An audit of the Company’s return may lead to adjustments which adversely affect the federal income tax treatment of Units and cause Members to be liable for tax deficiencies, interest thereon and penalties for underpayment. An audit of the Company’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to the Company. Prospective investors should make their determination to invest based on the economic considerations of the Company rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

If the IRS makes audit adjustments to WiProsper’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from WiProsper. Generally, WiProsper may elect to have the Members take such audit adjustment into account in accordance with their interest in WiProsper during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances and the manner in which the election is made and implemented has yet to be determined. If WiProsper is unable to have the Members take such audit adjustment into account in accordance with their interests in WiProsper during the tax year under audit, current Members may bear some or all of the tax liability resulting from such audit adjustment, even if such Members did not own Units in WiProsper during the tax year under audit. If, as a result of any such audit adjustment, WiProsper is required to make payments of taxes, penalties and interest, cash available for distribution to Members might be substantially reduced. WiProsper may, at any time, during the existence of WiProsper or any predecessor of WiProsper, directly seek reimbursement of underpaid taxes, penalties, and interest from the Members who held Units during the year which is under IRS, state, or local audit examination, even if such Member has since redeemed its Unit and is no longer a Member of WiProsper. WiProsper will designate the Chief Financial Officer to act as the partnership representative who shall have the sole authority to act on behalf of WiProsper with respect to dealings with the IRS under these audit procedures. The acts of the Chief Financial Officer in its capacity as partnership representative, including the extension of statutes of limitation, will bind WiProsper and all Members. The Members will not have a right to participate in the audit proceedings.

Profit Objective of the Company

Deductions will be disallowed if they result from activities not entered into for profit to the extent that such deductions exceed an amount equal to the greater of: (a) the gross income derived from the activity; or (b) deductions (such as interest and taxes) that are allowable in any event.

The applicable Treasury Department regulations indicate a transaction will be considered as entered into for profit where there is an expectation of profit in the future, either of a recurring type or from the disposition of property. In addition, the Code provides, among other things, an activity is presumed to be engaged for profit if the gross income from such activity for Three (3) of the Five (5) taxable years ending with the taxable year in question exceeds the deductions attributable to such activity. It is anticipated that the Company will satisfy this test.

Understatement Penalties

The Company will be subject to substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of Twenty Percent (20%) on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand Dollars ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Company strongly advises prospective investors to consult with their own tax advisor to be sure that they fully evaluate the proposed tax treatment of Company as described herein.

Unrelated Business Taxable Income

The Company may generate unrelated business taxable income for Members that are qualified plans such as self-directed IRA’s, or tax-exempt organizations such as pension/benefit plan investors, colleges, universities, private foundations and charitable remainder trusts. Particularly if the Company pursues a credit facility or leverage, it is highly likely that the Company may generate unrelated business taxable income for such Members. Investors should be aware also that the issue of how the unrelated business taxable income of a qualified plan or exempt organization should be taxed is regularly under discussion by one or more committees of Congress. The Company advises that all Members, particularly Members with qualified plans or exempt organizations, consult with their own tax advisor to be sure they fully evaluate the impact of unrelated business taxable income for Members.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Units. It is not, however, a complete or comprehensive discussion of all employee benefits aspects of such an investment. If the Investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Units, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)sales or exchanges of property;

(b)lending of money or other extension of credit;

(c)furnishing of goods, services or facilities; and

(d)transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)deals with plan assets for his own account,

(b)acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)fiduciaries;

(b)persons rendering services of any nature to the plan;

(c)employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)entities in which any of the above-described parties hold interests of 50% or more; and

(g)Ten Percent (10%) or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Company

If any Investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Units.

Investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Fund assets will not be considered plan assets if less than Twenty Five Percent (25%) of the value of the Units is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any Investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the Twenty Five Percent (25%) limit is not exceeded. Because the Twenty Five Percent (25%) limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Interests held by any Member that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Interests, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the Twenty Five Percent (25%) limit. This situation may cause the underlying assets of the Company to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, Investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Units and as to potential changes in the applicable law.

SUMMARY OF THE OPERATING AGREEMENT

The following is a summary of the Operating Agreement, and is qualified in its entirety by the terms of the Operating Agreement itself. In the event of any conflict, misunderstanding or ambivalence between, or resulting from, the summary below and the actual terms of the Operating Agreement, the latter shall govern. Potential investors are urged to carefully read the entire Operating Agreement, which is set forth as Exhibit 2.3 to this Offering Circular.

Accounting and Reports

Annual reports concerning the Company’s business affairs, including the Company’s annual income tax return, will be provided to Members who request them in writing. Each Member will receive his, her, or its respective K-1 Form as required by applicable law. The Company may, at its sole and absolute discretion, designate any person or third part to provide tax and accounting advice to the Company, at any time and for any reason.

The Company presently intends to maintain the Company’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. The Company reserves the right to change such methods of accounting upon written notice to Members. Any Member may inspect the books and records of the Company at reasonable times as required by and in accordance with applicable law.

Units

As set forth in the Operating Agreement, “Units” represent a Member’s interests in the Company. Units do not represent any fixed or absolute percentage interest representing ownership in the Company, but instead Units represent a fluctuating percentage interest in the Company. The amount of any Member’s actual percentage interest at any time representing ownership in the Company shall generally be determined at such time by the amount of such Member’s capital account balance divided by the total amount of all Members’ capital account balances outstanding (it being understood that each Member’s Units (and corresponding percentage interest in the Company) outstanding may fluctuate and change from time to time).

The Company will establish and maintain a capital account for each Member upon admission to the Company, in which the amount paid by such Member for purchase of Units will be credited with that amount to the capital account. Thereafter, Member’s capital account may be adjusted on a monthly basis by the following:

(a)the Member’s capital account balance will be increased by:

(i)the amount of any money the Member contributes to the Company’s capital to purchase additional Units, including any reinvestment of his, her, or its portion of the Company’s distribution made by such Member; and

(ii)the Member’s share of the Company’s profits and any separately stated items of income or gain.

(b)the Member’s capital account balance will be decreased by:

(i)the amount of any money the Company distributes to the Member;

(ii)the Member’s share of the Company’s losses and any separately stated items of deduction or loss; and

(iii)the amount of any withdrawals or redemption made by such Member in accordance with the “Redemption / Withdrawal” provision stated above.

Allocations of profit, gain and loss in the Company are made, as required by law, in proportion to the Members’ respective capital accounts. Voting rights are based upon the number of Units each Member owns.

Voting Rights

Members will be entitled to one (1) vote per Unit. have very limited voting rights.

Other Governance Matters

The Operating Agreement vests most decisions relating to the assets and to the business the Company, including decisions relating to acquisitions, originations and dispositions, the issuance of additional Units, and other decisions relating to the Company’s business, in a board of managers (each member, a “Manager,” and collectively, the “Board” or the “Board of Managers”) which shall be comprised of natural persons.

Compensation to Officers and Managers

The Company will compensate its officers and Managers as described in “MANAGEMENT COMPENSATION” above.

Distributions

The Operating Agreement provides that the Board shall have the sole discretion regarding the amounts and timing of Distributions to Members.

Operating Expenses

The Company shall pay its own general administrative and operating expenses, which may include, without limitation, legal expenses, accounting costs for the Company, and/or marketing expenses.

Profits and Losses

The Company’s profit or loss for any taxable year, including the taxable year in which the Company is dissolved, will be allocated among the Members in proportion to their capital account balances that they held during the applicable tax reporting period.

Restrictions on Transfer

The transferability of Units will be subject to the securities laws under Regulation A, Tier II. Any transferee must be a person that would have been qualified to purchase a Units in this Offering. No Units may be transferred if, in the sole judgment of the Company, a transfer would jeopardize the availability of exemptions from the registration requirements of federal securities laws, jeopardize the tax status of the Company as a limited liability company taxed as a partnership, or cause a termination of the Company for federal income tax purposes.

A transferee may not become a substitute Member without the Company’s consent. Such consent may not be unreasonably withheld if the transferor and the transferee comply with all the provisions of the Operating Agreement and applicable law. A transferee who does not become a substitute Member has no right to vote in matters brought to a vote of the Members, or to receive any information regarding the Company or to inspect the Company books, but is entitled only to the share of income or return of capital to which the transferor would be entitled.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and applicable Ohio law, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to them.

Investors who become Members in the manner set forth herein will not be responsible for the obligations of the Company. They may be liable to repay capital returned to them plus interest if necessary, to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Rights, Powers and Duties of Board of Managers

Subject to the right of the Members to vote on specific matters, the Board and the Company’s officers will have complete charge of the business of the Company. The Company’s Board members and officers are not required to devote itself full-time to Company affairs but only such time as is required for the conduct of the business of the Company. The Company’s officers, under the supervision of the Board, have the power and authority to act for and bind the Company. The Company is granted the special power of attorney of each Member for the purpose of executing any document which the Members have agreed to execute and deliver.

Company Brought to Close

The Company will not cease to exist immediately upon the occurrence of an event of dissolution, but will continue to exist until its affairs have been brought to a close. An event of dissolution will occur:

(a)The determination of the Board to dissolve the Company, subject to the affirmative vote of a majority of Members entitled to vote;

(b)The sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or

(c)The entry of a decree of judicial dissolution under § 18-802 of the Ohio Act.

Upon dissolution of the Company, the Board will bring to a close the Company’s affair by liquidating the Company’s assets as promptly as is consistent with obtaining the fair market value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan(s) until a suitable sale can be arranged. All funds received by the Company shall be applied to satisfy or provide for Company debts and liabilities and the balance, if any, shall be distributed to Members on a pro-rata basis.

Redemption Policy and Other Events of Disassociation

The Company may, at its sole and absolute discretion, repurchase Units from Members desiring to resign from membership or as a part of a plan to reduce the outstanding capital of the Company. There is no guarantee that the Company will have sufficient funds to cause the redemption of any Units. Therefore, any investment in the Company should be considered illiquid.

The Company may also expel a Member for cause if the Member has materially breached or is unable to perform the Member’s material obligations under the Operating Agreement. A Member’s expulsion from the Company will be effective upon the Member’s receipt of written notice of the expulsion by the Company.

Upon any expulsion, transfer of all of Units, withdrawal or resignation of any Member, an event of disassociation shall have occurred and (a) the Member’s right to participate in the Company’s governance, receive information concerning the Company’s affairs and inspect the Company’s books and records will terminate and (b) unless such disassociation resulted from the transfer of the Member’s Units, the Member will be entitled to receive the distributions to which the Member would have been entitled as of the effective date of the dissociation had the dissociation not occurred. The Member will remain liable for any obligation to the Company that existed prior to the effective date of the dissociation, including, without limitation, any costs or damages resulting from the Member’s breach of the Operating Agreement. Under most circumstances, the Member will have no right to any return of his or her capital prior to the termination of the Company unless it elects, at its sole and absolute discretion, to return capital to a Member.

The effect of redemption or disassociation on Members who do not sell or return their Units will be an increase in each Member’s respective percentage interest in the Company and therefore an increase in each Member’s respective proportionate interest in the future earnings, losses and distributions of the Company and an increase in the respective relative voting power of each remaining Member. Notwithstanding anything to the contrary herein, redemption shall be at the sole and absolute discretion of the Company and the Company shall not be compelled to redeem or repurchase Units at any time or for any reason.

The redemption of Units shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company, maintain any loan loss reserve and pay the redemption or withdrawal amounts to other Members who requested withdrawal or redemption in the order of the request. No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effectuate any redemption.

A redeeming Member shall have the rights of a transferee until such time as the Company has actually redeemed those Units, that is, the Member shall be entitled to receive distributions, but shall not be entitled to vote. Redeemed Units revert to authorized but unissued Units and the former holder retains no interest of any kind in such Units.

LEGAL MATTERS

The Company has retained Weingold Law, PLLC of White Plains, New York to advise it in connection with the preparation of this Offering, the Amended and Restated Operating Agreement, the Subscription Agreement and any other documents related thereto. Weingold Law, PLLC has not been retained to represent the interests of any Investors or Members in connection with this Offering. Investors that are evaluating or purchasing Units should retain their own independent legal counsel to review this Offering, the Offering Circular, the Operating Agreement, the Subscription Agreement and any other documents related to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Company undertakes to make available to each Investor every opportunity to obtain any additional information from them necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes all the organizational documents of the Company, recent financial statements for the Company and all other documents or instruments relating to the operation and business of the Company that are material to this Offering and the transactions described in this Offering Circular.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cinncinati, State of Ohio , on October 6, 2021.

WIPROSPER VENTURES, LLC

By	/s/ William Carter
Name:	William Carter
Title:	Manager and Chief Executive Officer
Date:	October 6, 2021

By	/s/ Richard Williams
Name:	Richard Williams
Title:	Manager and Chief Financial Officer
Date:	October 6, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By	/s/ William Carter
Name:	William Carter
Title:	Manager and Chief Executive Officer
Date:	October 6, 2021

By	/s/ Richard Williams
Name:	Richard Williams
Title:	Manager and Chief Financial Officer
Date:	October 6, 2021

WIPROSPER VENTURES, LLC

FINANCIAL STATEMENTS

Financial Statements for the Period June 21, 2021 (Inception) to June 30, 2021

WIPROSPER VENTURES, LLC

FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021
with Report of Independent Auditors

REPORT OF INDEPENDENT AUDITORS

To the Members of

WiProsper Ventures, LLC

We have audited the accompanying financial statements of WiProsper Ventures, LLC which comprise the balance sheet as of June 30, 2021, and the related statements of operations, members’ capital, and cash flows for the period from June 21, 2021 (Inception) through June 30, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WiProsper Ventures, LLC as of June 30, 2021, and the results of its operations and its cash flows for the period from June 21, 2021 (Inception) through June 30, 2021 in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Dallas, Texas

August 23, 2021

WIPROSPER VENTURES, LLC

BALANCE SHEET

JUNE 30, 2021

Assets
Cash	$100

Total Assets	$100
Liabilities
Due to members	$99

Total Liabilities	99
1
Members' Capital

Total Liabilities and Members' Capital	$100

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD JUNE 21, 2021 (INCEPTION) TO JUNE 30, 2021

Investment income	$-

Total income	-

Expenses
Other Fees	99

Total expenses	99

Net loss	$(99)

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF CHANGES IN MEMBERS' CAPITAL

For the Period June 21, 2021 (Inception) to June 30, 2021

Members' capital, June 21, 2021 (Inception)	$-

Capital contributions	100

Net loss	(99)

Members' capital at June 30, 2021	$1

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF CASH FLOWS

For the Period June 21, 2021 (Inception) to June 30, 2021

Cash flows from operating activities
Net loss	$(99)
Increase in due to members	99
Net cash used in operating activities	-

Cash flows from financing activities
Capital contributions	100
Net cash provided by financing activities	100

Net change in cash	100
Cash at June 21, 2021 (Inception)	-

Cash at June 30, 2021	$100

See accompanying notes to financial statements.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

1.General Information

WiProsper Ventures, LLC (the "Membership"), is a limited liability company registered under the State of Ohio Law on June 21, 2021. The Membership is governed by its Operating Agreement dated June 21, 2021 (the “Effective Date”) and commenced operations on June 25, 2021.

WiProsper Ventures, LLC has been organized to build assets and wealth within the Black community by providing investors with the opportunity to invest in minority owned and operated businesses. The initial members of the firm are William Carter, Monte Davis, Retina Carter, Alexandria Hyppolite, and Richard Williams. These five members comprise the management team.

The Company is in the development state and its cash balance as of June 30, 2021 is $100. The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Units to Investors on an as needed basis to operate its business plan.

2.Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The significant accounting policies adopted by the Partnership are as follows:

(a) Use of estimates

The preparation of financial statements in conformity with GAAP requires the Membership’s management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

(b) Cash

All cash balances are held at PNC Bank. Cash is subject to credit risk to the extent the balance exceeds applicable FDIC limitations. Management monitors the financial condition of the financial institution and does not anticipate any losses from this counterparty.

(c)  Organization Costs

Organization costs are expensed as incurred.

(d) Allocation of income and expenses

The Membership's increase or decrease in Members' capital resulting from operations is allocated among existing members in proportion to their respective ownership percentage for the month as of the last day of each month.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

2.Summary of Significant Accounting Policies – continued

(e) Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. All other investment income and expense is recorded on an accrual basis.

(f)  Income Tax Matters

The Company is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the Membership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. In certain instances, the Membership is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Membership first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur.

The Membership classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Membership has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of or for the year ended December 31, 2020.

The Membership did not incur any penalties or interest related to its state tax returns during the period ended June 30, 2021.

Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the financial statements.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

3.Members’ capital

(a) Capital account

The Membership establishes a capital account on its books for each member. The initial balance of a limited member's capital account is equal to the amounts contributed by such member, and is adjusted to reflect, among other things, management fees, and member's share of net profits and losses of the membership, and the fees, costs and expenses of the management.

(b) Allocation of membership profits and losses

Net investment income or loss, net realized gain or loss, and unrealized gain or loss on investment are allocated to the membership pro rata in proportion to their respective capital contributions.

I.The first 8% of realized profit will be distributed to all members of WiProsper Ventures, LLC.

II.All remaining profit above 8% will be split with 50% to members of WiProsper Ventures, LLC and 50% to members of WiProsper Founders Group, LLC. See Note 4.

(c)Capital distributions

Distributions are made to the members pro rata in proportion to their respective capital contributions.

4.Related Party Transactions

WiProsper Ventures, LLC will be managed by WiProsper Technologies, LTD. WiProsper Technologies, LTD. is comprised of William Carter, Monte Davis, Retina Carter, Alex Hyppolite, and Richard Williams. These managers will have decision rights and oversight for all projects undertaken by WiProsper Ventures, LLC. There will be a management fee of 3% on all incoming investments into WiProsper Ventures, LLC.

WiProsper Founders Group, LLC houses the original investors integral in the formation of WiProsper Ventures, LLC. This group consists of 20 members who invested capital to fund the SEC Reg A+ filings and to create the web portal that hosts WiProsper Ventures, LLC. As annual profits are realized, the first 8% of profit will be returned to members of WiProsper Ventures, LLC in the form of a dividend. All profits above 8% will be split equally between WiProsper Ventures, LLC and WiProsper Founders Group, LLC.

5.Commitments and Contingencies

The Membership has provided general indemnifications to the Management, and any person acting on behalf of the Management or that affiliate when they act, in good faith, in the best interest of the Membership. The Membership is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

5.Commitments and Contingencies – continued

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID -19”) as a pandemic, which continues to spread throughout the United States of America. Efforts implemented by local and national governments, as well as businesses, including temporary closures, are expected to have adverse impacts on local, national, and the global economies. Although the disruption is currently expected to be temporary, there is uncertainty around the duration and the related economic impact. Therefore, while the Company expects this matter to have an impact on the business, as many customers are closed and experiencing lost revenues which could ultimately result in delayed payments, the impact to results of operations and financial position cannot be reasonably estimated at this time and, to date, have not been significant.

6.Subsequent Events

WiProsper Ventures LLC has evaluated subsequent events through August 23, 2021, the date which the financial statements were available to be issued. No subsequent events transpired.

PART III - EXHIBITS

INDEX TO EXHIBITS

	Description	Filed Herewith
Exhibit 2.1	Articles of Organization filed June 21, 2021	*
Exhibit 2.2	Operating Agreement dated as of June 21, 2021
Exhibit 4.1	Form of Subscription Agreement
Exhibit 11.1	Auditor’s Consent	*
Exhibit 12.1	Opinion of Counsel re Legality of The Securities Being Qualified